UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                   MAY 6, 2009
                ________________________________________________
                Date of Report (Date of earliest event reported)


                                XINHUA CHINA LTD.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


           NEVADA                       000-33195                88-0437644
____________________________     ________________________    ___________________
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


B-26F, ORIENTAL KENZO DONGCHENG DISTRICT
             BEIJING 100027
       PEOPLE'S REPUBLIC OF CHINA                                       100027
________________________________________                              __________
(Address of principal executive offices)                              (Zip Code)


                                 86-10-64168816
               __________________________________________________
               Registrant's telephone number, including area code


                                       N/A
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

During 2008/2008, Xhinhua China Ltd., a Nevada corporation (the "Company") entered tinto a forbearance and settlement agreement (the "Forbearance and Settlement Agreement") with Cornell Capital Partners LP ("Cornell") and Highgate House Funds, Ltd. ("Highgate"). On December 29, 2006, the Company completed the debt restructuring with Cornell and Highgate under the Forbearance and Settlement Agreement. Pursuant to the Forbearance and Settlement Agreement, we agreed to make certain payments to Cornell and Highgate with respect to the Securities Purchase Agreement previously entered into by us with Cornell and Highgate dated November 23, 2005 and amended on March 23, 2006, and the two convertible debentures in the amounts of $1,250,000 to Highgate dated November 23, 2005 and $2,000,000 to Cornell dated March 23, 2006 (collectively, the "Convertible Debentures") in accordance with the terms and conditions set forth in the Forbearance and Settlement Agreement.

In further accordance with the Forbearance and Settlement Agreement, we agreed to use the proceeds from the disposal of Beijing Boheng to repay the principal and interest due to Cornell and Highgate under the Convertible Debentures in exchange for the agreement of Cornell and Highgate to: (i) waive on a one-time basis only any accrued liquidated damages owing to Cornell and Highgate; (ii) no application of the redemption premium on the scheduled repayments; (iii) conversion of the Convertible Debentures in an amount equal to at least the amount of a scheduled repayment subject to certain conditions; (iv) no additional liquidated damages accruing during the term of the Forbearance and Settlement Agreement; (v) permitting us to withdraw the registration statement filed on March 28, 2006 with the Securities and Exchange Commission in connection with the Convertible Debentures; (vi) during the term of the Forbearance and Settlement Agreement, waiving the requirement for us to receive written consent of Cornell and Highgate for any organizational change (as defined in the Securities Purchase Agreement) to be directly or indirectly consummated by us, and that we will not effectuate any stock splits for at least nine months without the consent of Cornell and Highgate; and (vii) terminating the provisions for security shares as set forth in Section 9 of the Securities Purchase Agreement and in Section 2 of the transfer agent instructions upon receipt by Cornell and Highgate of the first scheduled repayment amount.

The payment plan under the Forbearance and Settlement Agreement is as follows:

                                                 CONVERSION OF
         PAYMENT DATE         CASH PAYMENT         DEBENTURE
       ________________       ____________       _____________

       March 10, 2007         $    250,000           250,000
       June 30, 2007               375,000           375,000
       October 31, 2007            375,000           375,000
       January 31, 2008            250,000           250,000
       July 31, 2008               625,000           625,000
                              ____________         _________

                              $  1,875,000         1,875,000
                              ============         =========

As of March 31, 2008, we paid $250,000 for the payment due March 10, 2007 and issued 100,000 shares of our common stock on March 1, 2007 and 125,000 shares on April 18, 2007, respectively, pursuant to exercise rights. The scheduled payments of $375,000 due on September 30, 2007 and October 31, 2007, respectively, were not paid as of March 31, 2008.

During the six month period ended December 31, 2008, an aggregate of 50,343,275 shares of our common stock were issued pursuant to conversion of the debt at a total conversion price of $61,500 .As of December 31, 2008, an aggregate of $2,632,204 remains due and owing.

From January 1, 2009 through April 29, 2009, the Company has issued an additional 154,119,528 shares of its common stock to Cornell and Highgate.

Therefore, as of the date of this Current Report, there are an aggregate 380,318,566 shares of the Company's common stock issued and outstanding.


SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     Not applicable.

(B)  PRO FORMA FINANCIAL INFORMATION.

     Not applicable.

(C)  SHELL COMPANY TRANSACTION.

     Not applicable.

(D)  EXHIBITS.

     Not applicable.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           AMERICAN EXPLORATION CORP.

Date: May 6, 2009.

                           /s/ XIANPING WANG
                           ________________________________________
                           Name: Xianping Wang
                           Title: President/Chief Executive Officer


                                      -3-